Exhibit 99.1

FOR IMMEDIATE RELEASE

FIRST MIDWEST BANCORP, INC. TO ACQUIRE
THE PEOPLES’ BANK OF ARLINGTON HEIGHTS
ITASCA, IL, September 21, 2015 - First Midwest Bancorp, Inc. (“First Midwest”) (NASDAQ NGS: FMBI), the parent company of First Midwest Bank, today announced that it has entered into a definitive agreement to acquire The Peoples’ Bank of Arlington Heights (“Peoples’ Bank”).
Peoples’ Bank operates two banking offices in Arlington Heights, Illinois. The bank has approximately $95 million in deposits, of which 92% are core deposits, and $57 million in loans.
“We are very pleased to announce this transaction and look forward to welcoming the customers and employees of Peoples’ Bank to First Midwest. This acquisition continues our drive to move further into the desirable Arlington Heights and northwest suburban Chicago markets with a solid team of community bankers. It is a great combination for us,” said Michael L. Scudder, President and Chief Executive Officer of First Midwest. “Similar to First Midwest, Peoples’ Bank has built its business around a philosophy of close personal service and a commitment to helping families, businesses and communities succeed. We look forward to continuing that tradition.”
“We are excited to join the outstanding team at First Midwest,” said Frank Appleby, Chairman, President and Chief Executive Officer of Peoples’ Bank. “Peoples’ Bank and First Midwest share a similar commitment to providing relationship banking together with excellent and responsive customer service. First Midwest’s broad array of commercial, retail, wealth management and private banking products and services also will better serve our customers going forward.”
About First Midwest
First Midwest is a relationship-focused financial institution and one of Illinois’ largest independent publicly-traded bank holding companies. First Midwest’s principal subsidiary, First Midwest Bank, and other affiliates provide a full range of business, middle market and retail banking as well as wealth management and private banking services through over 100 locations in metropolitan Chicago, northwest Indiana, central and western Illinois, and eastern Iowa. First Midwest was recognized as having the “Highest Customer Satisfaction with Retail Banking in the Midwest, Two Years in a Row”* according to the J.D. Power 2014 and 2015 Retail Banking Satisfaction StudiesSM. First Midwest’s website is www.firstmidwest.com.
About Peoples’ Bank
The Peoples’ Bank of Arlington Heights is a wholly-owned subsidiary of Peoples Bancorp, Inc. and maintains its principal executive offices in the Chicago suburb of Arlington Heights, Illinois. For more information about Peoples’ Bank, please access its website at www.peoplesbanc.com.

First Midwest Bancorp, Inc. | One Pierce Place | Suite 1500 | Itasca | Illinois | 60143

Transaction Information
The transaction is subject to customary regulatory approvals, shareholder approval by Peoples Bancorp, Inc., the parent company of Peoples’ Bank, and certain other closing conditions.
Forward-Looking Statements
This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as “may,” “expect,” “anticipate,” “believe,” “continue,” “intend,” “look forward” and words of similar import. Forward-looking statements are not historical facts or guarantees of future performance or outcomes, but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements are made only as of the date of this press release, and First Midwest undertakes no obligation to update any forward-looking statements to reflect new information, or events or conditions, after the date of this release.
Forward-looking statements are subject to various risks, uncertainties and assumptions. For a discussion of these risks, uncertainties and assumptions, you should refer to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in First Midwest’s Annual Report on Form 10-K for the year ended December 31, 2014, as well as our subsequent filings made with the Securities and Exchange Commission. However, these risks and uncertainties are not exhaustive. Other sections of such filings describe additional factors that could impact our business, financial performance and pending or consummated acquisition transactions, including the proposed acquisition of Peoples’ Bank.
CONTACTS:

Paul F. Clemens (Investors) EVP and Chief Financial Officer (630) 875-7347 paul.clemens@firstmidwest.com
James M. Roolf (Media) SVP and Corporate Relations Officer (630) 875-7533 jim.roolf@firstmidwest.com

* First Midwest Bank received the highest numerical score among retail banks in the Midwest region in the proprietary J.D. Power 2014 and 2015 Retail Banking Satisfaction StudiesSM. The 2015 study is based on 82,030 total responses measuring 20 providers in the Midwest region (IA, IL, KS, MO, WI) and measures opinions of consumers with their primary banking provider. Proprietary study results are based on experiences and perceptions of consumers surveyed April 2014 - February 2015. Your experiences may vary. Visit jdpower.com.

First Midwest Bancorp, Inc. | One Pierce Place | Suite 1500 | Itasca | Illinois | 60143